#MEEB15511

MEEBIT #15511 (NFT)

THIS INITIAL OFFERING IS COMING SOON!



CURRENT VALUE: $75,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#MEEB15511

MEEBIT #15511 (NFT)

C.O.A.

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	15,000
Initial Offering Market Cap.	$75,000
Storage Location	Rally Metamask Wallet

ASSET SPECIFICATIONS

Creator	Larva Labs
NFT	Meebit
Number	#15511
Type	Pig
Type Rarity	1 of 711 (Pig)
Attribute	Shirt
Attribute Rarity	White Windbreaker (1 of 195)
Attribute	Pants
Attribute Rarity	Dark Red Regular Pants (1 of 310)
Attribute	Shoes
Attribute Rarity	White Sneakers (1 of 376)

Attribute	Earing
Attribute Rarity	Gold Earing (1 of 859)
Attribute	Glasses
Attribute Rarity	Elvis (1 of 1,374)
Attribute	Hair
Attribute Rarity	Bald (1 of 1,752)
Minting Date	May 3, 2021
Proof of Ownership	Ethereum Blockchain

Meebit #15511

Pig

Owned by 0xE7e820B2

Trade for this Meebit | View on OpenSea

Hair	Bald (1752)
Glasses	Elvis (1374)
Shirt	Windbreaker (891), White (195)
Pants	Regular Pants (3293), Dark Red (310)
Shoes	Sneakers (1649), White (376)
Earring	Gold Earring (859)

DESCRIPTION OF SERIES MEEBIT 15511

Investment Overview

- Upon completion of the Series #MEEB15511 Offering, Series #MEEB15511 will purchase a Number 15511 Pig Meebit NFT for Series #MEEB15511 (The "Series Meebit 15511" or the "Underlying Asset" with respect to Series #MEEB15511, as applicable), the specifications of which are set forth below.
- Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.
- CryptoPunks are a collection of 10,000 uniquely generated collectible characters with proof of ownership stored on the Ethereum blockchain.
- The Underlying Asset is a Number 15511 Pig Meebit NFT.

Asset Description

Overview & Authentication

- In June of 2017, the founders of Larva Labs, Matt Hall and John Watkinson, released 10,000 CryptoPunks to the public. Each CryptoPunk character was generated algorithmically from a set of templates, creating unique characters with varying levels of rarity and characteristics.
- The CryptoPunks were released for free (not including the transaction fees) and could be claimed by anyone with an Ethereum wallet.
- Hall told Mashable.com in 2017 that the project was "conceived to test out some of the dynamics of scarcity and demand."
- There are five different CryptoPunk types. The rarest is Alien (9 total), followed by Ape (24 total), Zombie (88 total), Female (3,840 total), and the least rare, Male (6,039 total).
- CryptoPunks can be bought and sold via a marketplace embedded in the blockchain. Buyers use the crypto currency Ethereum to transact.
- On June 10, 2021, Shalom Mackenzie (the largest shareholder in DraftKings) purchased a CryptoPunk for over $11.7 million in a Sotheby's auction. The CryptoPunk purchased by Mackenzie was an Alien Punk — the rarest of the five Punk Types.
- Meebits were included in Christie's "No Time Like Present" auction, which also featured CryptoPunks and Bored Apes.
- Larva Labs launched Meebits in May 2021, a collection of 20,000 uniquely generated 3D characters.
- Each Meebit comes in 1 of 7 basic types, with over 94% falling under the Human type.
- Pig Meebits represent less than 3.6% of all Meebits, and 4% feature the Gold Earing attribute.
- The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

- The Underlying Asset is a Number 15511 Pig Meebit NFT.
- The Underlying Asset was first purchased for 2.498 ETH ($8,130.80) on May 3, 2021.
- The Underlying Asset was purchased for 8.5 ETH ($20,934.23) on July 31, 2021.
- The Underlying Asset was purchased for 22 ETH ($66,086.90) on September 21, 2021.

Notable Defects

- The Underlying Asset is consistent with proof of ownership stored on the Ethereum blockchain.

Details

Series Meebit 15511	
Creator	Larva Labs
NFT	Meebit
Number	#15511
Type	Pig
Type Rarity	1 of 711 (Pig)
Attribute	Shirt
Attribute Rarity	White Windbreaker (1 of 195)
Attribute	Pants
Attribute Rarity	Dark Red Regular Pants (1 of 310)
Attribute	Shoes
Attribute Rarity	White Sneakers (1 of 376)
Attribute	Earing
Attribute Rarity	Gold Earing (1 of 859)
Attribute	Glasses
Attribute Rarity	Elvis (1 of 1,374)
Attribute	Hair
Attribute Rarity	Bald (1 of 1,752)
Minting Date	May 3, 2021
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Meebit 15511 going forward.

#MEEB15511 | $75K

COMPARABLE ASSET VALUE



ASSET VALUE	TRANSACTIONS
+33.1%	**21**

"CryptoPunks maker Larva Labs launches their new NFT project, Meebits"

TECH CRUNCH

May 2021

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#MEEB15511

MEEBIT #15511 (NFT)

Since becoming one of the de facto leaders in the NFT space after the success of CryptoPunks — one of the first-ever NFTs — Larva Labs has continued to innovate with their latest project: The Meebits. Launched in May 2021, the collection of 20,000 uniquely generated 3D characters represents the next evolution of CryptoPunks. Each Meebit comes in 1 of 7 basic types, with over 94% falling under the Human type. #MEEB15511 is a Pig Meebit with Elvis Glasses and a Gold Earring. Pigs make up less than 3.6% of the Meebit population and only 4% feature the Gold Earring attribute.

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#MEEB15511 | *Visuals*

Meebits will be included in Christie's "No Time Like Present" auction, which also features CryptoPunks and Bored Apes.

LAUNCH GALLERY ›

#MEEB15511 | *Timeline*

Jun. 2017 — Larva Labs release 10,000 CryptoPunks available for free to anyone with an Ethereum wallet.

Jan. 2018 — The New York Times asks "Will Cryptocurrencies Be the Art Market's Next Big Thing?" The piece explains that at the time of writing "Coveted 'punks' are now selling for 10 Ether, or about $13,500."

Sep. 2019 — PBS publishes a story titled: "How blockchain technology could revolutionize the art market."